EXHIBIT 99.1

PRECHECK HEALTH SERVICES, INC.

Business Summary

Introduction

Until recently, we, through our subsidiaries, operated four restaurants that offered healthy food, coffee and juice, two in Panama and two in California. We operated at a loss in that business. As of January 31, 2019, the Company had ceased restaurant operations, although it continues to have obligations under one of the restaurant leases.

We recently changed our business plan, and we are commencing operations for the U.S. distribution of a medical screening device, the PC8B, which we purchase from a domestic supplier. The PC8B medical device is a screening tool for use by physicians in managing a patient’s health. The mathematical analysis of body signals provides markers of cardio metabolic risk, autonomic neuropathy and vascular dysfunction. Depending on the risk score for each factor, the physician will be able to advise the patient with respect to the patient’s condition as reflected by the test results.

We have not generated revenue from our current business, and we can give no assurance that we can or will ever operate profitably. See “Risk Factors” which begin on page 7. Our SEC filings through September 30, 2018, including the financial statements included in our Form 10-K for the year ended December 31, 2017 and our Form 10-Q for the nine months ended September 30, 2018, reflect our former operations, which we conducted under the name Nature’s Best Brands, Inc. Reference is made to our SEC filings, including our Form 10-K for the year ended December 31, 2017 and our Form 10-Q for the nine months ended September 30, 2018, which include information with respect to our operations, financial statements and transactions prior to September 30, 2018.

Our Organization

We are a Florida corporation organized under the name Hip Cuisine, Inc. on March 19, 2014. We changed our corporate name to Nature’s Best Brands, Inc. on June 15, 2018 and to PreCheck Health Services, Inc. on January 3, 2019. Our offices are located at 305 W. Woodard, Suite 221, Denison TX 75020, telephone (903) 337-1872. Our website is: www.precheckhealth.com. Any material contained in or derived from our website of any other website is not part of this Business Summary. In this Business Summary, unless the context otherwise requires, the terms “we,” “us,” “our,” and words of like import refer to PreCheck Health Services, Inc.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Business Summary contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described under “Risk Factors” in this Business Summary as well as those disclosed under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Result of Operations” in our Form 10-K for the year ended December 31, 2017 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the nine months ended September 30, 2018 and our other filings with the SEC. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. The forward-looking statements in this Business Summary represent our views as of January 31, 2019. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to January 31, 2019.

BUSINESS

The PC8B

The PC8B medical device is a screening tool in managing patient’s health. It is a medical device data system that measures body signals such as photo plethysmography, volume plethysmography and galvanic skin response. The mathematical analysis of those body signals provides markers of cardio metabolic risk, autonomic neuropathy and vascular dysfunction.

The PC8B markers and scoring system have been patented by the manufacturer. Screening for these markers provides the physicians with data that can reflect pre-cursers to disease. The information generated by the device also helps physicians to differentiate vascular from neuropathic symptoms. We believe that the PC8B simplifies complex procedures, such as ankle brachial index (ABI) and autonomic nervous systems assessments, recommended by US and International Medical Associations. We believe that our device offers a better, faster, easier approach to screen for many health issues including diabetes complications and endothelial health. The tests performed by the PC8B are generally covered by Medicare and Medicaid as well as most insurance companies.

This system is non-invasive and combined with a fast ABI test and takes less than 8 minutes to complete an assessment. Depending on the risk score for each factor, the physician will be able to advise the patient with respect to the patient’s condition as reflected by the test results.

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The PC8B uncovers risk factors underlying issues behind these symptoms:

Blood clots

Heart rate variability

Angina

Swelling of the ankles

Numbness or tingling of hands or feet

High cholesterol

Clinical obesity

Body mass index evaluation

Urinary tract infections

Digestive problems

Blurred vision

Elevated blood sugar

Irregular heartbeats

Shortness of breath

Stiffening of the arteries

Sweating abnormalities

Hypertension

Low libido

Sexual complications

Urinary complications

Increased hunger

Headaches

The PC8B is a tool that can assist the physician in identifying certain diseases or conditions:

Diabetes Insulin Resistance Cardiovascular Disease (CVD) Tachycardia Stroke Heart attack Metabolic disorders Peripheral and digital neuropathies Endothelial dysfunction

Regional pain syndrome (limbs)

Erectile dysfunction

Venous thrombosis

Endocarditis

Cardiomyopathy

Arterial fibrillation

Aortic aneurysms

Vascular restriction

Small fiber, peripheral, distal and circulatory neuropathies

We believe that one of the challenges to physicians is to provide the early screening necessary to assist them in recognizing the early signs of disease.

The PC8B is designed to provide data from screening the patient which assists the physician in addressing care in a way to seek to prevent disease. The screening is generally reimbursable from the insurance companies as well as Medicare and Medicaid, therefore providing a significant revenue for the physician’s practice.

Marketing

We plan to market the equipment in one of two ways, depending on the physician’s preference. We are focusing our marketing efforts on licensing arrangement with the physician. We place the PC8B in the physician’s office, and patients are screened on site by the physician’s personnel. The physician is reimbursed for the screening test by most commercial insurance carriers as well as by Medicare and Medicaid. The level of reimbursement varies by payer as well as the state and county. We would generate revenue by providing the PC8B as well as managed services including billing and processing for the testing. We would receive a fee per completed test, which would be, in general, payable when the physician receives reimbursement from the insurance provider. We would also provide ongoing customer service to assist medical practices with guidance and education regarding the PC8B.

We would also sell the unit to the physician, in which event the physician would purchase the unit and we would not generate any additional revenue from the unit or provide service with respect to the unit.

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We plan to market the PC8B by our internal staff and we plan to develop a network of independent sales representatives who would generally receive a commission when the physician signs the license and makes the initial payment. As of the date of this Business Summary, we do not have any agreements with any sales representatives. We anticipate that we will have to train the sales representatives before they will be in a position to sell the equipment.

We also intend to attend the industry’s primary trade shows which cater to the preventive care, functional medicine and anti-aging focused physicians.

Supply Agreement

On November 12, 2018, we entered into a private label agreement with LD Technology, LLC pursuant to which LD Technology will manufacture and sell to us on a private label basis LD Technology’s non-invasive medical system that we market as the PC8B device. LD Technology modifies its standard unit to reflect our private label indicia, such as the software and screen displays.

The agreement has a term which expires November 30, 2022, and is extended by one contract quarter for each contract quarter that we meet the minimum purchase requirements. The agreement provides that LD Technology’s agreement to provide the equipment to us on a private label basis is subject to our making minimum purchases on a quarterly basis for based on contract years ending on November 30. The minimum purchases, based on agreed-up pricing, start at $140,000 for the first quarter, which ends on February 28, 2019, and $202,500 per quarter for the balance of the first contract year, increasing annually to $375,000 for each quarter in the fourth contract year. We are required to make payment at the time the purchase order is placed. If we fail to meet the purchase and payment requirements for any contract quarter, we have 15 business days from the end of the contract quarter to purchase and pay for the shortfall for such quarter, and, in the event that we fails to pay for such shortfall, the agreement shall automatically terminate without any notice from LD Technology.

The intellectual property, including patent rights, are held by LD Technology and our rights to the equipment are non-exclusive, except that LD Technology cannot sell machines with our private label indicia to others. The agreement only relates to the product that we sell as the PC8B and any enhanced product and not to any other product which LD Technology sells.

Under the agreement, LD Technology shall provide our customers with its standard product warranty, and any claim warranty claim are to be made directly by the end user to LD Technology and be resolved by LD Technology.

Management

Name, age and position of our officers and directors is set forth below:

Name	Age	Position
Lawrence Biggs	59	Chief executive officer, president and director
Justin E. Anderson	43	Chief operating officer and director
Douglas W. Samuelson	59	Chief financial officer

Mr. Biggs has been chief executive officer, president and a director since October 15, 2018. Mr. Biggs was chief executive officer and a stockholder of Unisource from August 2017 until September 2018. From September 2013 to September 2015, Mr. Biggs was chief executive officer and a stockholder of Rawkin Juice, Inc. We acquired the assets of Rawkin Bliss LLC dba Rawkin Juice in April 2017 pursuant to an asset purchase agreement dated December 14, 2016, for the assumption of liabilities in the amount of approximately $300,000. Since October 2015, Mr. Biggs was owner and chief executive officer of Cardio Supply LLC, which sold medical devices through trade shows. Since April 2019, Mr. Biggs has been owner and chief executive officer of Nexus Ventures, which provides business and consulting services. We believe that Mr. Biggs experience in the marketing and sale of medical devices will be important to our ability to develop our business.

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Mr. Anderson has been chief operating officer and a director since October 15, 2018. Mr. Anderson has been the chief executive officer and an owner of CPD Integrated Healthcare (formerly Center for Psychological Development, Inc.), which provides outpatient counseling and substance abuse treatment, psychological and neuropsychological testing, and psychiatric medication management in two states through six locations and 54 providers, since 2005, Serenity Counseling, Inc., which provides outpatient counseling and substance abuse treatment, psychological and neuropsychological testing, and psychiatric medication management, since 2010, Brothers Rods & Customs, LLC, which specializes in custom paint and body work for show vehicles and custom specialty vehicles, since 2013, and JAS Consulting, Inc., which provides full practice management, billing and coding services, and provider contracting to physicians and physician owned medical practices, since 2013. Mr. Anderson received his BA in business management from Oklahoma State University. We believes that Mr. Anderson’s experience in the medical field will be important to our ability to develop our business.

Mr. Samuelson has served as our chief financial officer since September 1, 2015. From 2014 until 2015, Mr. Samuelson performed CFO contract services for a small public company, handling all SEC reporting and financial reporting responsibilities, performing consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance, and assisting them with SEC financial reporting and GAAP technical consulting. From 2012 to 2014, Mr. Samuelson served as chief financial officer to Medacata USA, Inc., an orthopedic distributor of hip, knee and spine implants and surgical instruments.

Employment Agreements

On November 5, 2018, we entered into employment agreements dated October 31, 2018 with Larry Biggs and Justin E. Anderson.

Pursuant to Mr. Biggs’ employment agreement, we agree to employ Mr. Biggs as our chief executive officer for a term ending on December 31, 2021, which continues thereafter on a year-to-year basis unless terminated by Mr. Biggs or us on not less than 30 days’ prior written notice. As compensation for his services, on November 5, 2018, we issued to Mr. Biggs 5,000,000 shares of common stock, valued at $1.17 per share, which was the closing price for the common stock on November 5, 2018, for a total of $5,850,000, and we agreed to pay Mr. Biggs an annual salary of $300,000, which will commence at such time as we have raised $2,000,000 from the private placement of our equity securities, at which time we believe we will have the funds to enable us to pay his salary.

Pursuant to Mr. Anderson’s employment agreement, we agreed to employ Mr. Anderson as chief operating officer for a term ending on October 31, 2021, which continues thereafter on a year-to-year basis unless terminated by Mr. Anderson or us on not less than 30 days’ prior written notice. Mr. Anderson has other business activities which do not conflict with his duties to us. Mr. Anderson is to devote such time and attention to our business as he, with the concurrence of the board of directors or the chief executive officer, shall reasonably deem necessary to enable him to fulfill his duties to us, and the concurrence of the board of directors or chief executive officer shall not be unreasonably withheld. As compensation for his services, issued to Mr. Anderson the 250,000 shares, which are valued at $1.17 per share for a total of $292,500. We are is to issue 250,000 shares on each of October 31, 2019 and October 31, 2020.

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Related Party Transactions

In January 2019, we borrowed $25,000 on a non-interest bearing basis from a company owned by Justin Anderson, our chief operating officer and director. We borrowed the money as an advance on our next financing and it is payable from the proceeds of our next equity financing.

Since September 30, 2018, the former chief executive officer made modest advances to us in connection with the winding up of our former business.

Principal Stockholders

The following table provides information as to shares of common stock beneficially owned as of January 31, 2019, by:

•	Each director;

•	Each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

•	All directors and executive officers as a group.

Name and Address[1]	Shares of Common Stock Beneficially Owned	Percentage

Natalia A. Lopera	5,500,000	38.9%
Lawrence Biggs	5,000,000	35.4%
Justin E. Anderson	150,000	1.2%
All officers and directors as a group (three individuals beneficially owning stock)[3]	5,271,000	37.1%

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1 The address of each person is c/o PreChech Health Services, Inc., 305 W. Woodard Street, Suite 221, Denison, TX 75020.

2 Based on 14,205,417 shares outstanding on January 31, 2019. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of January 31, 2019 upon the exercise of stock options, warrants or other purchase rights held by such person or group. None of the named shareholders holds any options or other convertible securities.

3 Includes 6,000 shares beneficially owned by the wife of our chief financial officer, as to which he disclaims beneficial interest.

Each person has the sole power to vote and dispose of all shares of common stock listed opposite his or her name.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this Business Summary and in our filings with the SEC before making an investment decision with regard to our securities. The risks set forth below and those disclosed in our filings with the SEC, including Management’s Discussion and Analysis of Financial Conditions and Results of Operations contained in its form 10-Q for the quarter ended September 30, 2018 and Risk Factor and Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ended December 31, 2017, are not the only risks facing us. Additional risks and uncertainties may exist that could also adversely affect our business, prospects or operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or a significant part of your investment.

Risks Concerning Our Business

We have not generated any revenue from our present business and, as a start-up company, you have no way to evaluate our ability to operate profitably, and we cannot assure you that we can or will operate profitably.

We have incurred losses since inception, all of which related to our former business. We commenced our business in the sale and licensing of diagnostic equipment in November 2018, and we do not have any financial statements that reflect our current business. Because we have not generated any revenue and have no history of operations in this business, you will have no way to evaluate our ability to generate revenue and profits. We are subject to risks common to start-up enterprises, including, among other factors, undercapitalization, cash shortages, dependence on one product, limitations with respect to personnel, financial and other resources and lack of revenues. Our ability to generate revenues and operate profitably is dependent upon our ability to market our equipment to medical practices and the use by the physicians of our equipment, and we have not demonstrated our ability to market our product or of the willingness of physicians to use our equipment. We cannot assure you that we will be successful in achieving profitability and the likelihood of our success must be considered in light of our early stage of operations. There can be no assurance that we will be able to operate profitably or generate positive cash flow.

We require significant funding for our operations.

We require significant funding for our operations. Under our agreement with our supplier, we must pay for the equipment we sell or license in advance. We also require funding for operations, including the development of a distribution network, compensation, including executive compensation, and other marketing and related expenses. Even if we raise the full $1,500,000 that we are seeking, such funding will not provide us with sufficient funds to last us for more than a few months, at which time we will require additional funding. We cannot assure you as to the availability or the terms of any future financing. We do not have any agreements or understandings with respect to any potential financing. Our low stock price and the lack of an active market in our stock may affecdt our ability to raise funds and the terms on which we will be able to raise funds. Our failure to obtain necessary financing could impair our ability to operate profitably. To the extent that we raise funds through the issuance of equity securities, such issuance may result in significant dilution to our stockholders.

Our auditors’ report includes a going concern paragraph.

Our financial statements include a going-concern qualification. We have not generated significant revenues since inception, none of which was generated by our diagnostic equipment business. As at September 30, 2018, we have an accumulated loss from operations of $2,984,767 and we sustained an operating loss of $1,064,170 for the nine months ended September 30, 2018. These factors among others raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

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Because there is no minimum offering, we cannot assure you that, if your purchase Units, that we will raise sufficient funds for our requirement.

There is no minimum number of Units which must be sold in order for us to close on the sale of Units. There is no escrow, and we will accept the proceeds from a subscription upon our acceptance of a subscription. As a result, if you purchase Units, it is possible that we will not sell any Units other than the Units that you purchase and the Units, if any, that we previously sold. We cannot assure you that we will sell any Units after we complete the sale of Units to you and, if we fail to sell all of the Units, we may not have sufficient proceeds to develop our business or continue in business.

Because we are a one-product company, we are dependent upon our success in developing a market for this product.

We have one product which we plan to sell or license, the PC8B diagnostic equipment. Because we only sell or license one product, we are dependent upon our ability to obtain sufficient quantity of our product and to develop and sustain a market for our product. In the event that our product becomes obsolete or physicians do not wish to purchase or license our product, we have no other product to sell, and we may not be able to continue in business. A number of factors may affect the willingness of a physician to purchase or license medical equipment, including, but not limited to, insurance reimbursement, the cost of the equipment, the availability of dedicated office space for our equipment, the ease of use, overhead, feedback from patients, problems with the equipment and the ease of obtaining maintenance for the equipment; the perceived utility of the tests performed by our equipment which could be performed by other equipment, technological developments which may make our product obsolete or less desirable, and other factors that affect the decision of a physician or medical group to allocate space, personnel and resources to medical equipment. We cannot assure you that we can develop and sustain a market for our equipment. Further, since our agreement with LD Technology only covers the equipment that we market as the PC8B and enhancements, we cannot assure you that we will be able to purchase any equipment which LD Technology may develop or that we will be able to negotiate a supply agreement with another company to obtain other equipment. In order for us to develop our business and to reduce the risks associated with being a one-product company, we need to obtain distribution rights to complementary products both to protect ourselves against market declines in the PC8B and to develop a marketing organization that can market more than one product. We can give no assurance that we can or will be able to develop distribution relationships for other products and the failure to do so could impair our ability to generate revenue and operate profitably.

Because we are dependent upon one equipment supplier, the failure or inability of this supplier to deliver the equipment would affect our operations.

The PC8B diagnostic equipment is manufactured for us by LD Technology, LLC pursuant to a supply and private label agreement dated November 12, 2018. The PC8B is LD Technology’s diagnostic equipment with certain modification to meet our requirements. Our right to LD Technology’s product is non-exclusive, and LD Technology has the right to sell the equipment to others without our private label indicia. Further, since LD Technology can sell the equipment to others and manufactures other equipment for the medical industry, we are dependent upon LD Technology’s allocation of resources and we cannot assure you that LD Technology will be able to meet our requirements. The failure of LD Technology to meet our requirement could materially impair our ability to generate revenue since we do not have any other products. Since the PC8B is LD Technology’s product, we cannot have the product made by another supplier. We are dependent upon LD Technology to meet our requirements and to maintain the quality of the equipment it sells to us. If LT Technologies discontinues the PB8B, we will not be able to generate revenue from the product and, if we do not have distribution rights for other products, we may not be able to continue in business.

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Because our agreement with LD Technology is non-exclusive, LD Technology may sell the same or similar equipment to others.

Since LD Technology has the right to sell to others the same equipment that it sells to us, without our private label indicia, on such terms as it may determine, we may compete with both other distributors of LD Technology diagnostic equipment, which may include advanced version of our equipment, and distributors of diagnostic equipment manufactured by others. We may also compete with companies that offer testing services through mass market advertising.

Our agreement with LD Technology automatically terminates in the event that we fail to meet the purchase order and payment requirements.

LD Technology’s agreement to sell us the PC8B on a private label basis is subject to our making minimum purchases on a quarterly basis for based on contract years ending on November 30. The minimum purchases, based on agreed-up pricing, start at $140,000 for the first quarter and $202,500 per quarter for the balance of the first contract year, increasing annually to $375,000 for each quarter in the fourth contract year. We are required to make payment at the time the purchase order is placed. If we fail to meet the purchase and payment requirements for any contract quarter, we have 15 business days from the end of the contract quarter to purchase and pay for the shortfall for such quarter, and, in the event that we fails to pay for such shortfall, the agreement shall automatically terminate without any notice from LD Technology.

Because we pass on to our customer’s LD Technology’s product warranty, we are dependent upon LT Technology to service products we sell and to provide warranty service.

We pass to our customers LD Technology’s standard product warranty. In the event that the equipment does not function as warranted, the user will be dependent upon LD Technology’s ability to address any problems which may arise on a timely basis. Even though our customers acknowledge in their agreement with us that they are relying on the manufacturer’s warranty, we cannot assure you that they will not make a claim against us for any malfunction or damages and that we will not be held liable for any damages the customer may incur. Further, the failure of LD Technology to provide warranty service to our customers could impair our ability to sell our product.

We are dependent upon the ability of LD Technology to develop enhancements in the PC8B to meet the real or perceived requirements of physicians and to meet technological development.

The medical equipment field is characterized by the rapid technological changes and the development of new products or enhancements of existing product to take advantage of the latest technological advances as well as changes in the kind of equipment physicians want to purchase. We do not have any research and development capabilities, and we are dependent upon LD Technology to develop enhancements in its products. We can give no assurance that LD Technologies will develop enhancements to the PC8B to enable the product to be competitive, both in terms of price and function. Because LD Technologies offers a range of products, it may orient its research and development activities to products other than the PC8B. Our inability to offer products in the price range and with the functions desired by physicians could impair our ability to generate revenues and operate profitably.

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Our manufacturer may not be able to protect its intellectual property.

We are relying LT Technologies to protect its intellectual property relating to the PC8B. We cannot assure you that any equipment we sell, whether manufactured by LT Technology or another manufacturer, will not violate the intellectual property rights of third parties. Any claim of violation of the intellectual property rights of a third party, whether or not there is infringement, could result in litigation against us and could impair our ability to generate revenue or operate profitably. Further, the failure of our manufacturer to obtain rights to intellectual property of third parties, or the potential for intellectual property litigation, could result in our manufacturer’s discontinuing to offer the product.

Any recall or threat of recall of products we sell could impair our ability to generate revenues.

Medical equipment may be subject to recall or threat of recall in the event of adverse events which result from or are claimed to result from the use of the equipment. We cannot assure you that any equipment that we market will not be subject to recall. Further, word of mouth complaints about the equipment, whether raised by physicians, posted on our or LD Technology’s website and in social media could impair our ability to market our product with the result that our revenues and net income could be impaired.

Our failure to offer customers a financing alternative may impair its ability to sell products.

Although provide customers with a licensing option, we do not offer any financing arrangements to potential customers looking to purchase our equipment, and we do not have the financial ability to offer financing arrangements. Our failure or inability to offer customers a financing option may impair our ability to market products.

Changes in insurance company, Medicare and Medicaid practices could impair the market for our products.

The market for medical equipment is strongly affected by the extent that physicians who use the equipment can receive reimbursement for the use of the equipment. Reimbursement policies are subject to change, and any changes in insurance, Medicare or Medicaid policies that make to more difficult for physicians to receive reimbursement for tests performed using our equipment could impair our ability to generate revenue and operate profitably.

Our ability to sell our products can be impaired by any action by the Federal Food and Drug Administration (the “FDA”) to modify or revoke the terms of its marketing approval of our products.

Medical equipment is subject to regulations of the Food and Drug Administration, and pre-marketing approval is required before any medical equipment can be marketed. Although LD Technology has obtained approval to market its equipment, any changes or any revocation of any approval previously give can impair our ability to derive revenue from the product.

We may be responsible for the operation of our products even though we do not manufacture the products.

Even though we does not manufacture its products, we may be held ultimately responsible for any defects in the products we sell. We cannot assure you that customers will not experience operational process failures or other problems, including through intentional acts, that could result in potential product safety, regulatory or environmental risks, and that we will not be held responsible for any resulting loss or damages. We do not have product liability insurance. Although our agreement with LD Technology provides that LD Technology maintain product liability insurance with covereage limited of not less that $1,000,000 which covers the products sold by LD Technology to us, we cannot assure you that LD Technology will maintian such insurance or that any insurance which LD Technology maintains will be sufficient to cover any liability to which we may be subject.

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We are dependent upon our executive officers.

We are dependent upon our executive officers, principally Lawrence Biggs, our chief executive officer, and Justin Anderson, our chief operating officer. Although we have employment agreements with Mr. Biggs and Mr. Anderson, the employment agreement do not guarantee that Mr. Biggs and Mr. Anderson will continue with us. The loss of Mr. Biggs and Mr. Anderson would materially impair our ability to conduct its business. Further, in December 2018 and January 2019, Mr. Biggs was hospitalized and, he was released from the hospital. We cannot assure you that heath issues will not impair Mr. Biggs’ ability to serve as our chief executive officer. The ability of Mr. Biggs to serve us on a full-time basis is critical to our ability to develop our business and any loss of his services, even for a short period, could impair our ability to develop our business.

If we are unable to attract, train and retain marketing, technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, marketing, technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in medical equipment, are vital to our success. There is substantial competition for qualified personnel, and this competition will increase. We cannot assure you we will be able to attract or retain the technical and financial personnel it requires. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Failure to manage our business effectively could cause our business to suffer.

As a start-up company with one product, we will need to manage our business effectively. We will need to hire, train, retain and evaluate qualified personnel, evaluate the market and marketing strategy for our products, evaluate and negotiate agreements for potential products that complement our existing product, review, evaluate and revise, on an ongoing basis our marketing strategy and its implementation, negotiate financing in advance of our immediate cash needs, insure compliance with applicable laws relating to our business, establish and enforce labor practices including non-discrimination and anti-harassment policies, and generally manage our business. Our failure to manage all aspects of our business could impair our reputation and our ability to hire and retain qualified personnel and to generate profits from our business. We cannot assure you that we will be able to manage our business effectively or that our business will not be impaired by our failure to manage our business.

Risks Affecting our Common Stock

We have has not established internal controls over financial accounting and reporting, and a failure of our control systems to prevent error or fraud may materially harm us.

We have not established any internal controls over financial accounting and reporting, and we may be unable to establish effective internal controls. The failure to establish internal controls would leave us without the ability to reliably assimilate and compile financial information about us and could significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on us. Moreover, we do not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and fraud. Since we few employees with an accounting background and little, if any, segregation of duties, it will be difficult, if not impossible, to establish internal controls over financial reporting. Because of the inherent limitations in all control systems, no evaluation of controls can provide assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us. Further, our failure to establish internal controls could result in enforcement action by the SEC.

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We have broad discretion for the use of the proceeds of this offering.

We have broad discretion as to the use of the net proceeds of this offering. Investors purchasing common stock in this offering will be entrusting their investment with our management with little information as to the specific uses of proceeds. We cannot assure you that we will make the most efficient use of the proceeds or that you will agree with the way in which such proceeds are used. Our failure to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition.

Because our common stock is a penny stock, you may have difficulty selling the common stock in the secondary trading market.

Our common stock is a penny stock, as defined by the SEC regulations, and therefore is subject to the rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks. The SEC rules may have the effect of reducing trading activity in our common stock by making it more difficult for investors to purchase and sell their shares. The SEC’s rules require a broker or dealer proposing to effect a transaction in a penny stock to deliver the customer a risk disclosure document that provides certain information prescribed by the SEC, including, but not limited to, the nature and level of risks in the penny stock market. The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction. In addition, the SEC’s rules also require a broker or dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before completion of the transaction. The existence of the SEC’s rules may result in a lower trading volume of in our common stock and lower trading prices. Further, some broker-dealers will not process transactions in penny stocks and many clearing firms do not clear penny stocks, which could impair your ability to sell shares of our common stock.

There is presently a thin market for our common stock, which may make it difficult for you to sell your stock.

Our common stock is quoted on the OTC Pink marketplace under the symbol HLTY. The OTC Pink market is not a national securities exchange and does not provide the benefits to stockholders which a national exchange provides. Furthermore, according to the OTC Markets website, the OTC Pink “is for all types of companies that are there by reasons of default, distress or design, which is why they are further segmented based on the level of information that they provide.” The trading market for our common stock is very thin, there are days when there is no or minimal trading in our common stock and often the reported trading volume is less than 5,000 shares. Accordingly, even if an active market develops, as to which we can give no assurance, there can be no assurance as to the liquidity of our common stock, the ability of holders of our common stock to sell common stock, or the prices at which holders may be able to sell our common stock. If there is not a significant float, the reported bid and asked prices may have little relationship to the price you would pay if you wanted to buy shares or the price you would receive if you wanted to sell shares. Further, a thinly traded stock can be a target for persons seeking to manipulate the price of the common stock.

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The stock price of our common stock has been volatile and your investment in our common stock could suffer a decline in value.

The dollar volume trading in our common stock is low, and we cannot assure you that any significant market will develop. As a result, any reported prices may not reflect the price at which you would be able to sell shares if you want to sell any shares you own or buy shares if you wish to buy shares. Further, stocks with a low trading volume may be more subject to manipulation than a stock that has a significant public float. The price of our stock may fluctuate significantly in response to a number of factors, many of which are beyond its control. These factors include, but are not limited to, the following, in addition to the risks described above and general market and economic conditions:

•	the low stock price, which may result in a modest dollar purchase or sale of our common stock having a disproportionately large effect on the stock price;

•	the market’s perception as to our ability to generate positive cash flow or earnings;

•	changes in our or securities analysts’ estimate of our financial performance;

•	our ability or perceived ability to obtain necessary financing for its operations;

•	the perception of the market of our ability to generate revenue and cash flow;

•	the anticipated or actual results of our operations;

•	changes or anticipated changes on FDA policy or in insurance company, Medicare and Medicaid reimbursement policies;

•	changes in market valuations of other companies in whose business is the sale of medical equipment;

•	litigation or changes in regulations affecting medical equipment;

•	concern about our lack of internal controls;

•	any discrepancy between anticipated or projected results and actual results of our operations;

•	actions by third parties to either sell or purchase stock in quantities which would have a significant effect on the stock price of our common stock; and

•	other factors not within our control.

Raising funds by issuing equity or convertible debt securities could dilute the net tangible book value of the common stock and impose restrictions on our working capital.

If we were to raise additional capital by issuing equity securities, either alone or in connection with a non-equity financing, the net tangible book value of the then outstanding common stock could decline. If the additional equity securities were issued at a per share price less than the market price, which is customary in the private placement of equity securities, the holders of the outstanding shares would suffer a dilution, which could be significant. We may have difficulty in raising funds through the sale of debt securities because of both our financial position, the lack of any collateral on which a lender may place a value, and the absence of any history of revenue or operations. If we are able to raise funds from the sale of debt securities, the lenders may impose restrictions on our operations and may impair our working capital as we service any such debt obligations.

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Our officers, directors and principal stockholders may be able to take any action requiring stockholder approval without the vote of the other stockholders.

Our officers, directors and principal stockholders own 75.1% of our outstanding common stock before any shares are issued in this offering and they will own 66.4% of the outstanding common stock if all 30 Units are sold, which would give them the ability, without the vote of other stockholders, to elect all directors and to take any action requiring stockholder approval.

Larry Biggs is the subject of an SEC order in 2001.

On August 1, 2001, the SEC announced the filing of an action in the United States District Court for the Northern District of Texas, seeking an injunction and civil penalties against Larry Biggs, Jr. and other former officers of MAX Internet Communications, Inc., a former Nasdaq-listed company. The complaint alleged that the defendants overstated MAX’s sales which resulted in an increase in the stock price of MAX’s common stock in violation of Sections 10(b) and 13 of the Securities Exchange Act and rules thereunder. In settling the matter, Mr. Biggs agreed to accept a permanent injunction barring future violations of the anti-fraud, record-keeping and reporting provisions of the federal securities laws. Additionally, Mr. Biggs paid a $40,000 penalty. MAX was not named as a defendant, and the SEC order does not prohibit Mr. Biggs from serving as an officer or director of a public company.

We do not intend to pay any cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on its common stock in the foreseeable future.

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